Exhibit 10.25

NON-COMPETITION AGREEMENT

AGREEMENT, made as of the 26th day of May, 2016 by and among CPG International LLC, a Delaware corporation (the “Company”), and Jesse Singh (the “Covenantor”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Employment Agreement (the “Employment Agreement”), dated as of May 26, 2016 (the “Effective Date”) by and among the Company and the Covenantor, the Covenantor performs services to the Company;

WHEREAS, the Covenantor, by reason of his intimate involvement in the operations and management of the business of the Company will acquire knowledge and expertise relating to the business and operations of the Company;

WHEREAS, the Company would not enter into the Employment Agreement without obtaining the agreement that the expertise and knowledge of the Covenantor will not be put to any use which may in any way harm the Company or its interests;

WHEREAS, Covenantor acknowledges that the Company would not enter into the Employment Agreement unless Covenantor executes and delivers this Agreement, and wishes to forego his right to compete therewith with respect to the business of the Company.

NOW, THEREFORE, in order to induce the Company to enter into the Employment Agreement and in consideration of the promises and of the mutual covenants and agreements contained herein and in the Employment Agreement, the parties hereto, intending legally to be bound, hereby agree as follows:

1. Non-Competition, Non-Solicitation.

(a) Subject to the provisions of Paragraph 1(c) herein below, from and after the date hereof and until twenty-four (24) months following the date of the Covenantor’s termination of employment from the Company, Covenantor shall not, without the prior written consent of the Company:

(i) directly or indirectly, as a sole proprietor, member of a partnership, stockholder, investor, officer or director of a corporation, including, without limitation, as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity, render any service to (including the making of investments in or otherwise providing capital to) any competitor (or any person or entity that is reasonably anticipated to become a competitor within the term hereof) of the Company or its subsidiaries, within the geographic areas described in Paragraph 1(b); it being understood that such a person, partnership, corporation or other business organization or entity is in competition with the Company if it is then engaging or planning to engage within the term hereof, itself or through any joint venture, partnership, or otherwise, in any business in which (A) the Company or any of its subsidiaries (1) has been engaged in prior to the date hereof (unless the Company and its subsidiaries have stopped engaging in such business) or (2) is presently engaged in at the date hereof, or (B) the Company or any of its subsidiaries is engaged in or has taken steps in preparation to engage in during the twelve (12) months prior to the date of Covenantor’s termination of employment from the Company,

(ii) induce or attempt to induce any person or entity which is or was a customer or client of the Company or its subsidiaries, or becomes a customer or client of the Company or its subsidiaries, to terminate or reduce its relationship or otherwise cease doing business in whole or in part with the Company or its subsidiaries,

(iii) solicit, entice, induce or hire any person who is an employee, becomes an employee, or was an employee in the twelve (12) months prior to the date of the Covenantor’s termination of employment from the Company, of the Company or its subsidiaries to become employed by any other person, firm, corporation or to leave his or her employment with the Company or its subsidiaries, or approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person, or

(iv) interfere with any relationship between the Company or its subsidiaries and any of its customers or clients so as to cause harm to the Company or its subsidiaries.

Notwithstanding the foregoing, the restrictions contained herein will not apply with respect to general solicitations or advertisements for positions, but the hiring or retention of employees or independent contractors responding to such solicitations or advertisements shall be prohibited.

(b) The restrictions contained in Paragraph 1(a) shall apply in the specific geographic areas and customer markets within such geographic areas served by the Company or its subsidiaries at any time during the term hereof.

(c) Nothing in this Paragraph 1 shall prohibit Covenantor from (i) engaging in any business that is not in competition with the Company or its subsidiaries, or (ii) investing in the securities of any corporation having securities listed on a national securities exchange, provided that such investment does not exceed 2% of any class of securities of any corporation engaged in business in competition with the Company or its subsidiaries, and provided that such investment represents a passive investment and that neither Covenantor nor any group of persons including him, in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations or otherwise takes any part in its business, other than exercising his or her rights as a shareholder, or seeks to do any of the foregoing.

2. Non-Disclosure of Confidential Information. Covenantor agrees that on and after the date of this Agreement he shall not, without the prior written consent of the Company, use for himself or others, or divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity, any Confidential Information pertaining to the business of the Company or its affiliates, except when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Covenantor to divulge, disclose or make accessible such information. All Confidential Information in any Covenantor’s possession shall be returned to the Company promptly following the date hereof. The term “Confidential Information” shall mean non-public information concerning the Company or its affiliates, including, but not limited to, financial data, strategic business plans, product development or other proprietary product data, customer lists, consulting or licensing agreements, vendor lists, lists of potential customers, pricing and credit techniques, private processes, marketing plans, reports, summaries, analyses or other proprietary information now or hereafter in the possession of Covenantor, except for specific items which have become publicly available information (other than such items which Covenantor knows have become publicly available through a breach of fiduciary duty or any confidentiality agreement). Notwithstanding the foregoing, nothing in this Agreement (including, without limitation, this Section 2) prevents Covenantor from providing truthful information to governmental or regulatory bodies, including disclosures under the whistleblower provisions of federal law or regulation.

3. Inventions. Covenantor shall promptly, and in any event no later than one (1) year after termination of his employment with the Company, with respect to Inventions (as defined below) made or conceived by Covenantor during his employment with the Company, either solely or jointly with others, if based on or related to or connected with the business of the Company or if the Company’s time, material, facilities or other employees contributed thereto:

(a) Promptly and fully inform the Company in writing of such Inventions;

(b) Assign, and Covenantor does hereby assign, to the Company all of Covenantor’s rights to such Inventions, if any, and to applications for letters patent and to letters patent granted upon such Inventions; and

(c) Acknowledge and deliver promptly to the Company (without charge to Covenantor but at the expense of the Company) such written instruments and do such other acts as may be reasonably necessary to obtain and maintain letters patent and to vest the entire right and title thereto in the Company.

All Inventions, regardless of whether or not they are considered “works for hire,” shall for all purposes be regarded as acquired and held by Covenantor for the benefit, and shall be the sole and exclusive property, of the Company. The term “Inventions” shall mean discoveries, developments, improvements, or inventions (whether patentable or not) related to the business of the Company.

4. Non-Disparagement. From and after the Effective Date and following termination of the Covenantor’s employment with the Company, the Covenantor agrees not to make any statement that criticizes, ridicules, disparages or is otherwise derogatory of the Company or any of its subsidiaries, affiliates, employees, officers, directors or stockholders. Following the termination of Covenantor’s employment with the Company, the Company agrees that it will not issue any public statement, and it will instruct its officers and directors not to make any statement, that criticizes, ridicules, disparages or is otherwise derogatory of the Covenantor.

5. Remedy for Certain Breaches.

(a) Covenantor acknowledges and agrees that the restrictions on his activities under the provisions of Paragraphs 1, 2 and 3 above are required for the reasonable protection of the Company. Covenantor irrevocably and unconditionally (i) agrees that in addition to any other remedies which the Company may have under this Agreement or otherwise, all of which remedies shall be cumulative, the Company shall be entitled to apply to any court of competent jurisdiction for preliminary and permanent injunctive relief and other equitable relief, without the necessity of proving actual damage, restraining Covenantor from doing or continuing to do or perform any acts constituting such breach or threatened breach, (ii) agrees that such relief and any other claim by the Company pursuant hereto may be brought in the United States District Court for the Northern District of Illinois, or if such court does not have subject matter jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the State of Illinois, (iii) consents to the nonexclusive jurisdiction of any such court in any such suit, action or proceeding, and (iv) waives any objection which Covenantor may have to the laying of venue of any such suit, action or proceeding in any such court.

(b) Covenantor agrees that the existence of any claim or cause of action by Covenantor against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by such company of the provisions of this Agreement.

6. Nature of Restrictions. Covenantor has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Covenantor, would not operate as a bar to Covenantor’s sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to Covenantor.

7. Warranties. Covenantor warrants and represents that he has full power and authority to enter into this Agreement for and on behalf of himself and that such act, and the performance of his obligations hereunder, will not conflict with any other agreements or undertakings to which he is a party or to which he is bound.

8. Notices. All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by confirmed facsimile transmission, by recognized national overnight courier service United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

If to Covenantor:

Jesse Singh

Address on file with the Company

If to the Company:

Ares Corporate Opportunities Fund IV, L.P.

c/o Ares Management LLC

2000 Avenue of the Stairs, 12th Floor

Los Angeles, CA 90067

Attn: Daniel Lukas

Ontario Teachers’ Pension Plan Board

5650 Yonge Street, 7th & 12th Floor

Toronto, ON M2M 4H5

Attn: Russell Hammond

With copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attn: Alison S. Ressler

Rita-Anne O’Neill

Notices shall be effective immediately upon personal delivery or facsimile transmission, one business day after deposit with an overnight courier service or three (3) business days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

9. Entire Agreement. This Agreement cancels and supersedes any and all prior agreements and parties hereto with respect to the obligations of Covenantor other than under an agreement between Covenantor and the Company. This Agreement constitutes the entire agreement between the parties with respect to the matters herein provided, and no modifications or waiver of any provision hereof shall be effective unless in writing and signed by the Company and Covenantor.

10. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties hereto and its or his heirs, executors, administrators, legal representatives, successors and inure to the benefit of and be enforceable by the Company and its successors and assigns, except that the duties and responsibilities of Covenantor hereunder are of a personal nature and shall not be assignable or delegable in whole or in part.

11. Reformation of Agreement; Severability. In the event that any of the provisions of Paragraphs 1, 2 or 3 shall be found by a court of competent jurisdiction to be invalid or unenforceable to any extent for any reason such court shall exercise its discretion in reforming such provision(s) to the end that Covenantor shall be subject to non-disclosure, non-solicitation and non-competition covenants that are reasonable under the circumstances and enforceable by the Company. In the event that any other provision of this Agreement or application thereof to anyone or under any circumstance is found to be invalid or unenforceable in any jurisdiction to any extent for any reason, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

12. Remedies; Waiver. No remedy conferred upon the Company by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

13. Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

14. Governing Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Illinois, without application of conflict of laws principles.

15. Headings. The captions and headings contained in this Agreement are for convenience only and shall not be construed as part of the Agreement.

IN WITNESS HEREOF, the parties have executed this Agreement as of the date and year first above written.

CPG INTERNATIONAL LLC

By:	/s/ Brian Cooper
Name:	Brian Cooper
Title:	General Counsel

COVENANTOR:

By:
Name:	Jesse Singh

[Signature Page to Non-Competition Agreement]

IN WITNESS HEREOF, the parties have executed this Agreement as of the date and year first above written.

CPG INTERNATIONAL LLC

By:
Name:
Title:

COVENANTOR:

By:	/s/ Jesse Singh
Name:	Jesse Singh

[Signature Page to Non-Competition Agreement]